Exhibit 3.34

FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

This First Amendment to Limited Liability Company Agreement (this “Amendment”) of The Lehigh Press LLC, a Delaware limited liability company (the “Company”), is entered into as of March 9, 2012, by Visant Corporation, a corporation existing under the laws of the State of Delaware, as the sole member (the “Member”) of the Company.

WHEREAS, AKI, Inc., as the sole member of the Company (the “Former Member”), distributed all of its Membership Units in the Company to the Member effective as of the date hereof; and

WHEREAS, as the sole member of the Company effective as of the date hereof, the Member desires to amend the Limited Liability Company Agreement entered into by the Former Member on November 15, 2010 (the “Agreement”), to reflect the Member’s information and ownership interest in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, the party to this Amendment hereby agrees as follows:

1.	Definitions. Terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

2.	Amendment to Agreement. The Agreement shall be and is hereby amended, as of the date hereof, as follows:

(a)	Effective as of the date hereof, all references in the Agreement to the “Member” shall be deemed to refer to Visant Corporation.

(b)	Section 6 of the Agreement is hereby amended and restated in its entirety as follows:

“Members. The sole member of the Company effective as of March 9, 2012, is Visant Corporation, whose business address is 357 Main Street, First Floor, Armonk, NY 10504. Additional members (each, an “Additional Member”) may be admitted to the Company with the consent of, and on such terms and conditions as shall be determined by, the Member in its sole and absolute discretion.”

(c)	Schedule I to the Agreement is hereby amended and restated to provide, in its entirety, as is set forth in the form annexed hereto as Schedule I.

3.	Agreement in Full Force and Effect. Except as amended by this Amendment, all terms and conditions of the Agreement shall remain unchanged. In the event of any inconsistency between the remaining terms and conditions of the Agreement and this Amendment, the remaining terms and conditions of the Agreement shall be interpreted so as to give effect, to the maximum extent possible, to the provisions contained in this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the date first written above.

MEMBER: VISANT CORPORATION

By:	/s/ Paul B. Carousso
	Name: Title:	Paul B. Carousso Senior Vice President, Chief Financial Officer

SCHEDULE I

Name	Membership Units
Visant Corporation	100